UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 21, 2008 (March 17, 2008)

Genesis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33073	20-2775009
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

15849 N. 71st Street, Suite 226
Scottsdale, Arizona 85254-2179
(Address of Registrant's Principal Executive Offices) (Zip Code)

(480) 281-1494
(Registrant's telephone number, including area code)

1525 Clover Hill Road, Mansfield, Texas 76063
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Closing of the Share Exchange Agreement dated February 18, 2008 (the “Agreement”) by and among Genesis Holdings, Inc. (the “Company”), its wholly-owned real estate subsidiary Genesis Land, Inc. (“Genesis Land”) and the Bankston Third Family Limited Partnership (“Bankston”) whereby the Company will transfer all interests in Genesis Land to Bankston in exchange for 16,780,226 shares of common stock of the Company owned by Bankston was to occur on or before March 17, 2008. The Company has received from Bankston the 16,780,226 shares of common stock of the Company and cancelled those shares. Effective March 17, 2008, the parties have agreed to extend the Closing Date to on or before March 31, 2008 and have executed a First Amendment to the Agreement to reflect the extension. The summary of the Agreement and the First Amendment set forth above do not purport to be a complete statement of the terms of the Agreement and the First Amendment. The summary is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 2.2 to the report on Form 8-K filed on February 22, 2008, and to the full text of the First Amendment attached as Exhibit 2.1 to this report, both of which are incorporated herein by this reference.

Larry Don Bankston, a partner in the Bankston Third Family Limited Partnership, is a director of the Company.

Item 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company hereby incorporates by reference its response in Item 1.01 in response to Item 2.01.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1 First Amendment to Share Exchange Agreement dated February 18, 2008 by and among the Company, Genesis Land, Inc. and the Bankston Third Family Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HOLDINGS, INC.

Dated: March 21, 2008	By:	/s/ Yada Schneider
Yada Schneider,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
2.1*	First Amendment to Share Exchange Agreement dated February 18, 2008 by and among the Company, Genesis Land, Inc. and the Bankston Third Family Limited Partnership.

*Filed herewith

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